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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  April 12, 2004



                                BRIGHTPOINT, INC.
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             (Exact name of Registrant as specified in its charter)

          DELAWARE                       0-23494                 35-1778566
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

501 Airtech Parkway, Plainfield, Indiana                            46168
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (317) 707-2355
                                                    --------------

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(Former name or former address, if changed since last report)



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Item 5. Other Events and Regulation FD Disclosure

            Effective as of April 12, 2004 Brightpoint, Inc. ("Brightpoint") and American Stock Transfer & Trust Company amended ("Amendment No. 2") Brightpoint's Rights Agreement dated as of February 20, 1997, as amended (the "Agreement") to create a Three-Year Independent Evaluation ("TIDE") Committee, consisting of certain independent members of Brightpoint's Board of Directors. The TIDE Committee will review and evaluate the Agreement at least once every three years and, if it deems appropriate, recommend that the full Board amend the Agreement or modify or redeem the rights set forth in the Agreement. Amendment No. 2 enhances the Board's ability to consider whether the Agreement continues to be in best interests of Brightpoint and its stockholders.

            Amendment No. 2 also (i) extends the term of the rights set forth in the Agreement so that such rights will now expire at the close of business on April 12, 2014; (ii) increases the percentage of beneficial ownership required to trigger the exercisability of the Rights set forth in the Agreement from 15% to 20%; (iii) increases the Purchase Price (as defined in the Agreement) of the rights set forth in the Agreement from $115 to $135 per Right (as defined in the Agreement); and (iv) changes the law governing the Agreement to the laws of Brightpoint's state of incorporation.

            Amendment No. 2 was not adopted in response to any specific effort to acquire control of Brightpoint, and Brightpoint is not aware of any such effort.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a) - (b) Not Applicable

         (c)      Exhibits.

         4.1 Amendment No.2 To Rights Agreement, dated as of April 12, 2004 between Brightpoint, Inc. and American Stock Transfer & Trust Company.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BRIGHTPOINT, INC.
                                (Registrant)


                                By: /s/ Steven E. Fivel
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                                    Steven E. Fivel
                                    Executive Vice President and General Counsel


Date: April 16, 2004


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